NUSTAR ANALYST DAY

Galveston and Texas City, TX

October 27, 2010

NuStar

Exhibit 99.1

Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of
1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,”
“should,” “targeting,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements.  We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s annual report on
Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and
Exchange Commission and available on NuStar’s website at
www.nustarenergy.com.

Forward Looking Statements

Agenda
Topic Presenter* Page #
NuStar Overview (15 minutes) Curt Anastasio 4
Storage Segment Overview (15 minutes) Danny Oliver 13
Transportation Segment Overview (10 minutes) Danny Oliver 22
Asphalt  Industry  Outlook (5 minutes) Mike Hoeltzel 28
Asphalt  & Fuels Marketing  Overview
(15 Minutes) Paul Brattlof 32
Acquisition & Divestiture Opportunities
(10 minutes) Mike Hoeltzel 39
Continuous Improvement & Operations
(5 minutes) Rick Bluntzer 44
Finance Overview (5 minutes) Steve Blank 49
Texas City Terminal Overview (15 minutes) Kyle Oppliger 55
Closing Remarks Curt Anastasio 67
Q&A
Break/Board Bus for Texas City Terminal
* Bios of management team can be found in the appendix starting on page 68

UPDATE TIMES

NuStar Overview NuStar Overview Curt Anastasio Curt Anastasio CEO & President CEO & President 4

When we created the 2010 budget in the Fall of 2009, we knew that 2010 would be a “transitional” year because our decision in the Fall of 2008 to cut 2009 growth capex meant less projects coming on-line in 2010.
Nonetheless, we entered 2010 with a budget that assumed improved profitability in our Asphalt business and some incremental EBITDA from several internal growth projects.  Those  earnings improvements were expected to be partially offset by reduced pipeline tariffs in the last half of 2010 and increased power costs due to rising natural gas prices.
Through June 2010 actual earnings results exceeded budget targets due to better throughputs and power costs that were only modestly higher
As we entered the 3rd quarter it became apparent that asphalt demand was substantially less than we had anticipated.  As a result, earnings guidance for the last half of 2010 and the full year 2010 was reduced for asphalt operations.
Federal Stimulus spending in 2010 will be close to expected levels
Demand in the private sector, primarily residential and commercial real estate, is much lower than expected
In late August, NS started seeing stronger results in our Transportation and Asphalt & Fuels Marketing businesses.
3rd quarter throughput on our refined products and ammonia pipelines were higher than anticipated
Revenue enhancement plans and cost control initiatives improved earnings in the Asphalt business
Tight asphalt supply in the Upper Midwest and Northeast due to heavy crude oil supply issues and improving crack spreads also contributed to improved margins
Based on this improved outlook, we expect 2010 EBITDA for NS to be $20 to $40 million higher than 2009.
45
2010 EBITDA Expected to Exceed 2009 Results….
Stronger than Expected Results in the 2nd Half of the Year have led to an
Improved Outlook for 2010

In May we closed on the acquisition of three storage terminals in Mobile County, Alabama.  By
December we expect to close the acquisition of a majority, operating interest in two terminals in
Mersin, Turkey.  Total purchase price for both acquisitions is ~$100 million.
Ten internal growth projects totaling an investment of approximately $135 million, which are expected to generate an additional $35-$40 million of annual EBITDA  going forward, will be completed this year.  Larger EBITDA projects (St. Eustatius project and Texas City project) will not be on-line until 4
th
Quarter of 2010.
Accessed the Capital markets twice during the year to improve our balance sheet and increase our revolver availability
Issued $240 million of equity in May.  Proceeds were used to finance the May terminal acquisition and to improve our balance sheet by paying off a portion of the borrowings outstanding under our revolver.
Issued $450 million of Senior Notes in August with a coupon of 4.8%.  Proceeds were used to pay down a significant portion of our revolver.
Continued to maintain an outstanding safety record and obtain results far superior to our industry peers.
Obtained VPP Star Site status in our Central West Region South.
Continue to be ranked nationally, regionally and locally as one of the top places to work in America.
56
During 2010 NuStar has grown through Acquisitions and Internal Growth
Projects…Improved the Condition of our Balance Sheet…Continued to
Receive Recognition for Outstanding Safety Results and being a Great
Place to Work

EBITDA ($ in Millions)

Weaker than expected asphalt and fuels marketing results caused 2009 EBITDA to drop.
2010 EBITDA expected to exceed 2009 levels by $20 to $40 million.
All of our segments should perform better than last year.
2011 EBITDA projected to be higher than 2010.
Internal growth projects in storage segment alone should increase 2011 EBITDA by $30 to $40 million
EBITDA Expected to restart growth trend
in 2010 and continue into 2011
2002 2003 2004 2005 2006 2007 2008 2009
$77
$112
$133
$219
$322
$353
$492
$461

Corporate
Asphalt & Fuels Marketing
Storage
Transportation
$3
$128
$11
$14
$107
$20
$36
$20
$153
$13
$80
$19
$218
$8
2008 Actual
2009 Actual
2010 Forecast
2011 Forecast

Majority of 2011 Internal Growth Capital
Will to be spent in the Storage Segment

2011 Total
CAPEX CAPEX
Asphalt & Fuels Marketing
Paulsboro Alternative Crude  Project $11 $11
Storage:
St. James Crude Oil Expansion-Phase 1 $88 $120
St. James Crude Oil Expansion-Phase 2 $23 $129
St. Eustatius Tank Expansion & Conversion for Diesel Storage$27 $45
Jacksonville Terminal Expansion $10 $25
Turkey Terminal Expansions (Giresun & Mersin) $20 $20
Denver Terminal Expansion $11 $13
Transportation
Pettus South Eagle Ford Crude $5 $8
Corporate
New Office Building $54 $95
Major Projects >$5 Million:
Annual Internal Growth Spending By Business Segment
(Dollars in Millions)
$146
$222
$325
$164
$22
$4

2001 2002 2003 2004 2005 2006 2007 2008 2009
$2.40
$2.75
$2.95
$3.20
$3.365
$3.60
$3.835
$4.085
$4.245
*
*     Based on NS annualized distribution of $0.60 per unit in 2001

NS increased the 3
rd
quarter 2010 distribution to $1.075 per unit
2010 distribution will total $4.28 per unit if $1.075 per unit distribution held flat in 4 th
quarter
Distributions have been increased every year since in 2001
NS Distribution increased at a 7.4% CAGR since IPO

2006 2007 2008 2009
$1.28
$1.38
$1.58
$1.73
*
**  Based on NSH annualized distribution of $0.32 per unit in 2006
**

NSH Distribution increased at a 10.6% CAGR since IPO
NSH increased the 3
rd
quarter 2010 distribution to $0.48 per unit
2010 distribution will total $1.87 per unit if $0.48 per unit distribution held flat in 4 th
quarter.  Total 2010 distribution ~8% higher than total 2009 distribution.
2010 distribution increases driven mostly by higher general partner distributions and higher incentive distribution rights paid to general partner as a result of NS November 2009 and May
2010 equity offerings

Safety and Environmental Performance in 2010
Continues to Exceed Industry Benchmarks
NuStar Injury Incident Frequency Rates
*Through September 2010

*
NuStar 2010 Safety and Environmental Awards
Independent
Liquid Terminals
Association
Safety Excellence
Award
NPRA Distinguished
Safety Award
Savannah Refinery
Perfect Record
Award - National
Safety Council
Million Hours
Award - National
Safety Council
Safety Leadership
Award - National
Safety Council
Occupational
Excellence Award-
National Safety
Council
Texas General Land
Office-2009 Oil Spill
Prevention &
Response Program
Award
Industry Benchmarks
1.49
1.36
0.76
0.31
0.72
0.14
0.19
0.15
0.00
0.07
2006 2007 2008 2009 2010
TRIR LTIR
TRIR
2006 2007 2008
Refineries 1.4 1.6 1.1
Pipelines 2.2 2.0 1.6
Terminals 5.6 5.8 6.4
LTIR
2006 2007 2008
Refineries 0.5 0.3 0.2
Pipelines 0.6 0.5 0.5
Terminals 1.1 1.7 1.8
    TRIR – Total Recordable Incidents Rate    LTIR – Lost Time Incidents Rate

Recognized for our significant growth over the past
few years
Ranked No. 1 among large companies for growth, Fast
Track Awards, San Antonio Business Journal
Placed 2
nd
among the Top 50 Fastest Growing Energy
Companies in the World, Platts
Earned recognition on a national, state and local level
for being a great place to work
Recently named #1 large employer in San Antonio
Strengthened organization by adding key
management team members and reorganizing a
couple of departments
Improved service to internal customers  through changes in
the IS and HR departments
Positioned organization so it’s better able to evaluate,
acquire and integrate new assets
Expanded training programs to improve employees’ skills
and develop managers’ leadership abilities
NuStar Continues to be a World-Class Organization
Earned a reputation as a great corporate citizen in
all of our communities in just three years
Set new records for charitable giving and volunteerism to
the United Way, Haven for Hope and countless charities
in our communities

Storage Segment Overview Storage Segment Overview Danny Oliver Danny Oliver Senior VP – Senior VP – Marketing & Business Marketing & Business Development Development 13

2010 Storage Segment Results Should be Improved over 2009..
2011 EBITDA Expected to be Higher than
2010 due to Benefits from Internal Growth Program

Storage Segment EBITDA
(in Millions)
2010 Summary
Results should be $14-$18 million higher than 2009.
Storage tank renewals and escalations increased revenues significantly during the year.
Two acquisitions should be closed during the year. (Mobile, AL. and Mersin, Turkey)
St. Eustatius terminal reconfiguration project and Texas City Strategic Ike project to be completed in
Dec. 2010.
2011 Outlook
Demand for storage should remain strong
Internal growth projects should increase EBITDA by $30 to $40 million
St. James storage expansion project to be completed in August 2011 through January 2012.
Full year of EBITDA from  two acquisitions, St. Eustatius and Texas City 2010 projects.
2006 2007 2008 2009
$162
$177
$208
$242

Demand for Storage Continues to be strong…
33% of Existing customer storage leases have remaining lives of three years or more

Storage Contract Renewals (% of Revenues)
NuStar continues to enter into storage agreements with large credit worthy customers
Current customers and potential new customers continue to approach us about constructing new tankage at several of our terminal locations.
Storage rate increases not expected to be as large in 2011 as the rate increases we saw in 2010.
< 1 Year 1 to 3 Years 3 to 5 Years > 5 Years
28%
39%
21%
12%

NuStar

WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
AL
GA
FL
SC
NC
VA
WV
PA
NY
ME
NH
MA
CT
NJ
DE
MD
Tacoma
Portland
Benicia
Stockton
Los Angeles
Denver
Rawlins
Mandan
Moorhead
Aberdeen
Mitchell
Yankton
Norfolk
Council Bluffs
Columbus
Osceola
Geneva
Concordia
Salina
Hutchinson
Albuquerque
Amarillo
Dixon
Lubbock
El Paso
San Antonio East
Pettus
Corpus Christi
Harlingen
Brownsville
St. James
Montgomery
Savannah
Jacksonville
Charleston
Wilmington
Charlotte
Albany
New Haven
Gloucester City
Paulsboro
Salisbury
Newport News
Virginia Beach
Point Tupper
Caribbean

Plan to continue to optimize and grow
our existing storage asset base
St. James, LA. Terminal Expansion
St. Eustatius Terminal Expansion
Denver Terminal Expansion
Jacksonville Terminal Expansion
Five internal growth storage projects costing from $10 million to $130 million per project will be completed in 2011 through 2013

Phase 1 - Third Party Crude Oil Storage
Construct 3.1 million barrels of crude oil storage for trading companies
Projected CAPEX of $110 to $130 million, with average annual EBITDA of $15 to $25 million
Expected in-service August 2011 through January 2012
Phase 2 - Third Party Crude Oil Storage
Project in early planning stages
Should be similar in size to Phase 1 project
Could grow in size based on customer demand
Expected in-service in 2013
St. James, Louisiana terminal expansion
will occur in two phases

Conversion Project
Convert 600,000 barrels of storage from fuel oil to distillate service to capture higher storage fees
Expansion Project
Construct 900,000 barrels of new storage for distillate service
Interested customers include several national oil companies
Combined conversion and expansion projected CAPEX of $40 to $50 million, with average annual EBITDA of $5 to $10 million
Expected in-service by February 2012 (Conversion Project) and September 2012
(Expansion Project)
St. Eustatius project will convert existing tanks and
construct new tanks for distillate service

Jacksonville Storage Expansion
Construct 500,000 barrels of clean products storage to support a major refiner’s expansion
Projected CAPEX of $20 to $30 million, with average annual
EBITDA of $5 to 10 million
Expected in-service by March 2012
Denver Terminal Expansion
Construct a new truck loading rack to serve a Denver refiner’s refined product output and attract incremental volumes from
other new customers
Projected CAPEX of $10 to $15 million, with average annual
EBITDA of $1 to $5 million
Expected in-service by January 2012
Jacksonville expansion constructs new tankage
…Denver expansion constructs new loading rack

Linden Fuel Oil Conversion (Joint Venture Terminal)
Convert two, 320,000 barrel tanks currently in fuel oil service to clean light products service to capture higher storage fees and reduce anticipated maintenance capital and operating expenses
Projected CAPEX $1 to $5 million, with average annual EBITDA of $1 to $3 million
EBITDA will be included in equity in earnings of the Joint Venture
Expected in-service by February 2011
Selby Truck Rack Expansion
Add an additional loading position to the existing loading rack to support additional light clean products and ethanol throughput
Projected CAPEX $2 to $5 million, with average annual EBITDA of $3 to $5 million
Expected in-service by June 2011
South Texas Valley System Ethanol
Convert Edinburg and Harlingen Terminals to ethanol blending, and create a Rio
Grande Valley ethanol distribution Hub at Harlingen Terminal
Projected CAPEX $4 to $8 million, with average annual EBITDA of $2 to $4 million
Expected in-service by July 2011
Additional projects with spend of less than $10
million planned…should be in service by end of 2011

Texas City, TX Expansion
Additional St. Eustatius Expansion Project
Linden, NJ Terminal Expansion
Selby, CA Terminal Expansion
Portland, OR Terminal Expansion
Numerous storage projects being evaluated…
several could be approved in 2011

Transportation Segment Overview Transportation Segment Overview Danny Oliver Danny Oliver Senior VP – Senior VP – Marketing & Business Marketing & Business Development Development 22

2006 2007 2008 2009
$170
$176
$186
$190
2010 Transportation Segment Results Should be Improved over 2009..
2011 EBITDA Expected to be slightly less than 2010

Transportation Segment EBITDA
(in Millions)
2010 Summary
Results $5-$10 million higher than 2009.
Throughputs higher than 2009.  Improving economy and customer turnaround delayed into
2011.
July 1, 2010 tariff decrease 1.3%.  Tariffs were 7.6% higher than 2009 for the first half of 2010.
2011 Outlook
$1-$5 million of additional EBITDA from internal growth projects.  Recently announced Eagle
Ford  shale crude project to be completed in mid-2011.
Revised FERC Escalator in place July 1, 2011.  Tariffs budgeted up 4.5%. (Assumed 1.3% FERC
Escalator)
Throughputs budgeted down 1.6%.
Segment EBITDA down slightly in 2011.

Shale Formations
Baaken Shale Formation
Baaken Shale Formation ext
Niobrara Shale Formation
Barnett Shale Formation
Eagle Ford - Oil Window
Eagle Ford - Wet Gas Window
Eagle Ford - Dry Gas Window
Canada
MT
ND
MN
SD
WY
WI
MI
NE
IA
NV
UT
CO
KS
MO
OK
AR
TX
LA
OH
IN
PA
NY
FL
Blue Island
St. James
CC North Beach
NuStar Pipelines
1 - Colorado Crude Gath System
2 - Wichita Falls Crude
3 - Southlake Pipeline
4 - Ardmore Crude
5 - Houston Pipeline
6 - Three Rivers to Tribble Lane
7 - Corpus - 3 Rivers Crude PL
8 - Corpus Christi Chemical PL
9 - CC - ODEM - 3 Rivers PL
0 100 200 400 Miles
Pettus
3 Rivers
McMullen
Karnes
Goliad
Victoria
Refugio
Duval
Jim Wells
Nueces
1
2
3
4
5
6
7
8
9

Transportation Segment Assets in close
proximity to key Shale Formations
Shale Development Strategy
There are four key shale developments located in NuStar’s Mid-Continent and Gulf Coast regions, including the Bakken, Niobrara, Barnett, and Eagle Ford developments
Our strategy is to optimize and grow the existing asset base, and maximize the value of the assets located in or near shale developments

Companies agreed to a pipeline connection and capacity lease agreement
Allows NuStar to reactivate a 60 mile pipeline that has been idle since
November 2005
Project connects our existing Pettus, Texas to Corpus Christi pipeline segment to Koch’s existing pipeline
Initial capacity agreement for 30MBPD, could grow to 50MBPD
Project cost $5 to $10 million, with a guaranteed return
Expected in-service date mid-2011
Recently announced agreement with Koch Pipeline
first NuStar project in Eagle Ford Shale

NuStar has other South Texas transportation and storage assets that could serve to provide pipeline, storage, and marine facilities for Eagle Ford production
To maximize the value of the assets located in the Eagle Ford Shale region,
NuStar is currently engaged in discussions with other companies to develop logistics solutions that would create value higher than is currently being captured
Could see additional deals closed in 2011 around the Eagle Ford Shale
Pursuing additional projects in the Eagle Ford Shale

Clawson to McKee Pipeline Expansion planned for 2011
Increase capacity of the Clawson to McKee crude oil pipeline by 6,000 barrels per day to deliver additional regional crude oil production to customer’s McKee refinery
Projected CAPEX of $1 to $3 million, with average annual EBITDA of almost $ 1 million
Expected in-service by July 2011
Projects being evaluated:
San Antonio, TX  Expansion
Southlake System Service Conversion
Colorado crude gathering, and Southlake and Ardmore crude delivery systems
Bakken Shale Propane to North System Terminals
Additional projects planned or being evaluated in
the Transportation Segment

Asphalt Industry Outlook Asphalt Industry Outlook Mike Hoeltzel Mike Hoeltzel Senior VP – Senior VP – Corporate Development Corporate Development 28

U.S. Asphalt Supply Outlook Continues to be
Shaped by New Cokers During 2011-2013
Lower Coker utilization rates have been positive for asphalt margins
In the 2003-2006 “Golden Age of Refining,” heavy crude supply exceeded the ability of
Cokers to convert to light products
During this period, asphalt sold at a slight premium to its fuel oil blending value – well below Coker yield values
Starting in 2007, new Cokers combined with declining heavy crude (primarily Mexican
Maya) resulted in sparing of less efficient Cokers
U.S. Coker utilization dropped from 83% in 2006 to recent 72% level (August 2009 through July 2010)
Despite asphalt demand destruction, asphalt prices have averaged 30-40% of Coker yield values vs. fuel oil blending value
A significant volume of current PADD 2 asphalt production will be consumed by new  Cokers at Wood River, Whiting and Detroit by late 2012
Midwest region will transition from a net exporter to a net importer from adjacent regions
Imports from East Coast and Gulf Coast areas represent the logical supply sources to make up this shortfall
Existing NuStar refineries can cover a portion of this shortfall
2010 NuStar crude runs are 58,000 bpd vs. nameplate capacity of 104,000 bpd
Remaining shortfall satisfied from various sources:
New or restarted on-purpose asphalt refineries
Imports from Caribbean, European or Canadian refiners that can redirect production from fuel oil
Further sparing of Coker capacity, diverting heavy crude to asphalt production in fuels refineries
Shortfall expected to drive asphalt margins toward Coker yield values

Start-up Dates for most of the Coker Projects
have not changed significantly

Announced Capacity MBPD
No. Refinery PADD Coker Crude Start Up Status Previous Time-line
1 Cenex - Laurel, Montana IV 15.0 - 1Q 2008 Complete
2 Frontier - El Dorado, Kansas II 3.0 11.0 2Q 2008 Complete
3 Tesoro - Martinez, CA V 4.4 - 2Q 2008 Complete
4 ConocoPhillips - LA, CA V 5.0 - 4Q 2008 Complete
5 Marathon - Garyville, Louisiana III 44.0 180.0 1Q 2010 Complete Previous 4Q2009
6 Hunt - Tuscaloosa, Alabama III 18.5 15.0 4Q 2010 Firm Previous 3Q2010
7 ConocoP - Wood River, IL II 65.0 55.0 2Q 2011 Firm Previous 1Q011
8 Atofina - Port Arthur, Texas III 50.0 - 1Q 2011 Firm
9 BP - Whiting, Indiana II 95.0 30.0 1Q 2012 Firm
10 Motiva - Port Arthur, Texas III 95.0 325.0 3Q 2012 Firm Previous 4Q 2010
11 Marathon - Detroit, Michigan II 28.0 13.0 2012 2nd Half Firm
Total US Expansion 422.9 629.0
Expansions through 2009 27.4 11.0
Firm Expansions 2010-2013 395.5 618.0
Highlighted facilities with asphalt production capabilities

Asphalt Business Environment is Challenging in
2011 Before Significantly Improving in 2012+
2011 Outlook
Early year asphalt supply/demand balance will mirror 2010 as demand remains depressed and fuels refinery throughputs and asphalt production are on par with 2010
Expect slight uptick in asphalt demand, particularly related to residential construction as housing starts begin to recover from the recession
Tightening of supply/demand balance is expected; mid-year start up of Conoco Wood River
Coker can provide an opportunity for improved asphalt margins late in year
Export opportunities will be comparable to 2010 with primary focus on stable demand in
Caribbean and South American markets
2012 Outlook
Asphalt supply/demand balance will tighten further as demand recovers and fuels refinery asphalt production shrinks with full year impact of Conoco Wood River Coker
Additional reduction in asphalt supply is expected with start up of BP Whiting and Marathon
Detroit  Cokers
Wholesale asphalt pricing is expected to achieve a higher percentage of Coker yield value
Export opportunities are expected to improve with tightening global supply/demand balance
New asphalt suppliers are expected to be positioning to enter market
2013-2015 Outlook
Asphalt supply will continue to tighten as demand recovers with U.S. economic recovery and continued moderate growth in private residential asphalt demand market
Fuels refinery asphalt production will reflect full year impacts of BP Whiting and Marathon
Detroit Coker projects
Although wholesale asphalt pricing should continue to achieve a high percentage of Coker yield value, this may taper off with increased Western Canadian heavy crude production
Expect new asphalt suppliers to enter market

Asphalt & Fuels Marketing Overview Asphalt & Fuels Marketing Overview Paul Brattlof Paul Brattlof Senior VP – Senior VP – Supply & Trading Supply & Trading 32

$3.78
$8.78
$6.37
Improved Earnings in Bunkering, Heavy Fuel, Product and Crude
Trading Businesses Should Improve Segment in 2010…Segment
Should See Slightly Improved Results in 2011
Asphalt & Fuels Marketing
U.S. East Coast Product Margin ($ per barrel)

2009
Actual
2008
Actual
2000-2007
Average
2010 Summary
Asphalt results expected to be  comparable to 2009.
Due to weak demand in the residential and commercial real estate markets,  private sector industry asphalt demand was down substantially in 2010
Higher refinery margins increased refinery utilization rates higher than expected, causing VTB and asphalt supply to increase during the year.
During the 3   quarter,  pipeline disruptions of Canadian crude reduced heavy crude runs in the Northeast reducing asphalt supply.
However, the Fuels Marketing portion of segment will be $25 to $35 million higher than 2009.
Increased Bunker Marketing earnings are due to the consistent activity at St. Eustatius and higher sales volumes  and increased margins from our Texas City facility.
Fuel Oil Trading business also at Texas City, expected to contribute to year over year increase by blending supply for
Bunker Marketing group
2011 Outlook
Tighter Asphalt supply in the last half of 2011, due to Conoco Wood River coker coming on-line, should cause asphalt operations EBITDA to be improved.
Other operations in this segment should realize comparable results to 2010.
EBITDA (MM$)
2006 2007 2008 2009
$27
$22
$37
$10
$90
$70
Asphalt
Fuels Marketing
$127
$80
rd

Supply Initiatives:  Address Crude Availability/Price
and Asphalt Supply Cost
Working to Diversify our Crude Slate from Dependence on Venezuelan crudes
Current PDV contract ends in the first quarter of 2015
We are in the process of negotiating a contract to secure future volume of heavy asphaltic crude from non-Venezuelan source
Mid-Continent and Gulf Coast Asphalt Marketing dependent on purchases of finished asphalt and asphalt component blending
Strategy is to negotiate asphalt off-take agreement with regional suppliers to reduce supply cost and assure availability

Product Initiatives:  Develop Alliances with Emulsion Customers and
Specialty Product Suppliers to Increase Maintenance Product Sales
NuStar product mix is historically weighted with Hot Mix Asphalt products (new construction) versus Emulsion products (maintenance)
Downturn in Private/Commercial markets relative to Public Spending since
2005 has resulted in lower hot mix sales relative to maintenance products
Private and Commercial paving markets are primarily hot mix asphalt
Public Highway spending is shifting toward maintenance products
We are developing alliances to increase our sales of Emulsions and specialty maintenance products
Recent alliance with Road Science (RS) is a major step towards increasing sales of specialty maintenance products
Initiatives active to increase sales with regional emulsion and maintenance customers in all market areas

Refinery Utilization Rates
94.0%
92.0%
90.0%
88.0%
86.0%
84.0%
82.0%
80.0%
Yearly Average
2000
2001
2002
2003
2004
2005
2006
2007
2008
1Q'09
2Q'09
3Q'09
4Q'09
1Q'10
2Q'10
3Q'10
4Q'10
2011
2012
2013

Heavy Oil Trading – Texas City Rail Blending
Hub has become dependable outlet for Midwest Refiners
Market Update
In our first year of operation at Texas City,
the Domestic Heavy Oil Gathering Strategy
is on pace to meet 2010 goals even in the
current challenging margin environment
We started slow as refinery utilization rates
in 4Q09 and 1Q10 averaged 81.4% keeping
VTB supply tight.
The 2Q10 and 3Q10 utilization rates were
over 87% increasing VTB supply and
margins, full year 2011 rates are projected
to be over 86%
Currently buying product from 20 out of 34
identified refiners in the Midwest and
Rockies, becoming a reliable and
dependable outlet for their production
Most of the Heavy Oil bought is blended
into Bunker Fuel and sold internally to our
Bunker Marketing Group at Texas City; the
remainder is sold into the Houston area
spot market

Source: Energy Information Administration

Market Update
Currently selling 1,300 m bbls per month of
bunkers from 4 locations:
St. Eustatius 800 m bbls per month  plus 180 m
bbls per month Bulk
Pt. Tupper 80 m bbls per month
Texas City 350 m bbls per month
Los Angeles 150 m bbls per month
On July 1
st
new 1% Low Sulfur was required for
all Sulfur Emission Control Areas (SECA)  mainly
in areas around Europe and in U.S. waters
We are seeing incremental demand in St.Eustatius and
Texas City where we can make both High and Low
Sulfur grades available
Overall demand is up 3% over last year but
showing up mainly at the larger ports
Small ports are still seeing less traffic
Bunker Marketing – 2010 Looks to be
2
nd
Best Year Ever
St.
Eustatius
Texas
City
Pt
Tupper
Los
Angeles

LLS-WTI
Aug09-Aug10 Avg=2.27
StdDev 1.64
Max 7.95
Min 0.23
9
8
7
6
5
4
3
2
1
0
Aug-09
Sep-09
Oct-09
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
LLS-WTI

Crude Trading – Continue Expansion of Manifest
Rail Gathering System at St. James
Market Update
St. James is a Hub Terminal located in the
center of the Gulf Coast domestic crude
trading and blending market
Since beginning Bakken Crude Oil rail
gathering operations at St. James in May:
Through August, sold 4,000 barrels per day of
Bakken
Beginning in September, we will upgrade
Heavy Louisiana Sweet (HLS) by blending
with Bakken and sell as Light Louisiana
Sweet (LLS)

Acquisition and Divestiture Opportunities Acquisition and Divestiture Opportunities Mike Hoeltzel Mike Hoeltzel Senior VP – Senior VP – Corporate Development Corporate Development 39

BLACK SEA
TEKIRDAG
ISTANBUL
MARMARA SEA
K.EREGLI
SAMSUN
IRESUN
TRABZON
HOPA
IZMIT
CANAKKALE
ANKARA
T U R K E Y
NEMRUT
IZMIR
GULLUK
ANTALYA
MERSIN
CEYHAN
AEGEAN SEA
MEDITERRANEAN SEA

Upon Projected November Closing, Acquired Assets in Turkey
Provide Platform for Internal Growth
Turkey Geopolitical Highlights
Major constitutional referendum was
approved September 12, 2010
Further shifts Turkey to a western-style democratic
system
Turkey’s military’s empowerment weakened
Potential now for full rewrite of current
constitution in 2011
Recognized candidate for full EU membership
in 1999
Began process for admission into the EU in 2005
Expectation is full EU member status by 2015
NATO member and strong U.S. ally
Projected 6% to 7% GDP growth per annum
Joint Venture (JV) Overview
NuStar entered into a $50-$60 million
JV agreement with S-Oil and Aves Oil,
two Turkish companies
The JV will own 100% of two terminals
in Mersin and land in Giresun and
Ceyhan
NuStar will own 75% of the JV and will
operate the terminals
Both terminals connect via pipeline to
an offshore platform (SAVKA) 5 km off
the Turkish coastline
The JV will own 67% of SAVKA
Growth Opportunities
Expansion project under development at Mersin
Expands existing storage by about 70 percent
Potential to tie into NATO Pipeline
Provides access to markets for military fuels
New terminal at Giresun
37 acre site with access to Black Sea ports
200,000 barrel fuel oil terminal under development
Second phase build-out to 1.9 million barrels under
evaluation
New terminal at Ceyhan
Ceyhan is the destination for pipelines delivering
crude from northern Iraq and the Caspian area to the
Mediterranean
173 acre property is well-suited for building up to 6.3
million barrels of storage and marine jetty

Adjacent oil terminals in Mersin, Turkey
(100% owned by the JV)
One terminal built in 2003, other completed this
year
Combined sites of approximately 26 acres
1.35 million barrels of storage
Five pipelines to SAVKA docks
Each terminal has truck racks to serve local light
products market
SAVKA (67% owned by JV)
Fixed platform 5 km off the coast of Turkey
Can handle up to two Aframax size vessels
(80,000 dwt each) simultaneously
Maximum draft of 12.8 meters (39 feet)
Started operations in April 2010
Acquisition includes Two Terminals
in Mersin, Turkey

Ongoing Acquisition Strategy to Focus on
Large Fee-Based Acquisitions
Our primary targets are fee-based acquisitions to add immediate accretion to distributable cash flow with minimum margin volatility
Domestic opportunities include pipeline and storage assets that are synergistic with current assets
We continue to evaluate international expansion in hub storage locations
Primary target is Amsterdam-Rotterdam-Antwerp (“ARA”) region
Acquisition in Turkey provides synergies for further expansion in Mediterranean and
Middle East
We are looking at expanding Caribbean presence in locations in shipping lanes that are expanding by changing trade flows
Increasing crude oil production from Brazil may provide storage and bunkering opportunities
Increased bunker demand from expansion of Panama Canal

Continuous Improvement in Operations Continuous Improvement in Operations Rick Bluntzer Rick Bluntzer Senior VP – Senior VP – Operations Operations 43

12
10
8
6
4
2
0
Engineering
Pipelines
Terminals
Refining
Carib/Canada
Transportation
Euro/Amsterd...
Total Segment
2009 Recordables
2010 Recordables
2009 Lost-Time
2010 Lost-Time

20
18
16
14
12
10
8
6
4
2
0
Engineering
Pipelines
Terminals
Refining
Carib/Canada
Transportation
Euro/Amsterdam
Total Segment
2009 Reportable Spills
2010 Reportable Spills

Operational Improvement & Stewardship
Safety and Environmental
Attained OSHA’s Voluntary Protection Program (VPP) Star Status for the Central
West Region
Additional VPP compliance audits scheduled throughout 2011 in each region and the
Paulsboro Refinery
Continue Process Safety Management (PSM) implementation system wide
Improve our overall emergency response and incident command capabilities
Implement “Safety Behavioral Awareness” training programs
Ensure operating and environmental permit compliance through audit programs
Continue refinement of our pipeline and tank integrity management program
Continue spill prevention and mitigation programs

Operations Stewardship & Continuous Improvement
Reliability
Continue to identify and improve on equipment bad actors program
Progression of the IMP program; third generation tool runs, allows for better integrity analysis and development of a proactive improvement plan
Adhere to API 650 and 653 guidelines and inspection plan
Evaluate current Preventive Maintenance Program to ensure schedule compliance and effectiveness
Improve cathodic protection with equipment upgrades, enhanced monitoring program and frequencies
Enhanced Pipeline Leak Detection project for Control Center in progress
Implement full Distributed Controls Systems (DCS) at both refineries; optimize margins and energy efficiency and improves operational reliability and troubleshooting

Panamax: Delta Spot (TCE)
- 3 Year TC (Daily)
$/Day
40,000
30,000
20,000
10,000
-
(10,000)
(20,000)
(30,000)
Jan-09
Mar-09
May-09
Jul-09
Sep-09
Nov-09
Jan-10
Mar-10
May-10
Jul-10

Aframax: Delta Spot (TCE)
- 3 Year TC (Daily)
$/Day
80,000
60,000
40,000
20,000
-
(20,000)
(40,000)
Jan-09
Mar-09
May-09
Jul-09
Sep-09
Nov-09
Jan-10
Mar-10
May-10
Jul-10

Transportation
Continuous Improvement & EBITDA Initiatives
Crude Oil Transportation
2010 spot freight market rates increased slightly, but continued to be favorable for charters
Average 2010 base freight rate = $1.85/bbl vs. 2009 average of $1.46/bbl
Time charter update
Time charter rates have remained at the low levels reached in late 2009 with minimal activity
2010 fleet strategy was to monitor and potentially charter one Panamax and one Aframax vessel
2011 strategy will be modified to fit changing long term crude sourcing
Reduce fleet size,  if new crude contracts are set up to purchase on delivered basis
Potential to look at specialized vessel(s) to meet current port restrictions
Will continue to monitor spot vs. time charter rates
Over the long term time charters have opportunity for significant annual freight cost savings ($1.25 million)
Current spot and time charter rates at 10 year lows
Time charter rates are currently in excess of spot rate charter rate by $5,000-$10,000/day
Freight market expected to improve with increase oil demand in 2011
Strategy to lock in longer rate due to multi year lows and achieve maximum upside benefit

Demurrage
Maintain focus on rebillable demurrage
Continued biannual meetings to settle claims
Implement demurrage reduction projects at Texas City for intermediates
Work with Texas City Operations and Supply and Marketing to identify issues
Explore options for loading bunker barges on less used berths
Back cast performance of Paulsboro demurrage reduction project after construction completion
Continue integration of rail car fleet across commercial department business lines
Expand and develop fleet requirements for existing new commercial trade flows
Texas City Fuel Oil Blending
St. James Crude Oil blending to include unit train operations
Continue to bring on younger/more efficient cars into the fleet on East Coast
Transportation
Continuous Improvement & EBITDA Initiatives

Finance Overview Finance Overview Steve Blank Steve Blank Senior VP – Senior VP – CFO & Treasurer CFO & Treasurer 48

Since November of 2009 NuStar has issued $529 million of equity
$289
million in November 2009 and $240 million in May 2010
Proceeds were used to pay off borrowings under the Revolver and fund terminal acquisitions
Issued $450 million of Senior Notes in August 2010
Notes issued at a 4.8% coupon
Proceeds used to pay off borrowings under the Revolver
Notes swapped to floating to maintain 50/50 fixed to floating rate debt structure
To date swaps have also minimized negative carry associated with bonds by approximately 2.5%
Entered into $500 million of forward starting interest rate swaps in 3 rd
Qtr. 2010
Swaps relate to approximately 60% of our 2012 and 2013 senior note maturities
Locked in 3.34% average 10 year treasury rates for 2012 and 2013 maturities
Issued $150 million of Go Zone Bonds during 2010
Bonds are tax-exempt Municipal bonds issued by St. James Parish Louisiana
Proceeds will be used to finance a portion of the St. James storage expansion project
NuStar took Advantage of the Open Equity Capital Markets
and the Strong Bond Market in late 2009 and 2010

9/30/10 Revolver Availability
NuStar Revolver Availability has increased due to
Equity Issuances and Senior Note Issuance - Credit Ratings and
Metrics have Improved as a Result
Total Bank Credit $1,210
Less:
Borrowings (138)
Letters of Credit
Go Zone Financing (157)
Other (10)
Revolver Availability $905
Standard & Poor’s: BBB- (Stable Outlook)
Moody’s: Baa3 (Stable Outlook)
Fitch: BBB- (Stable Outlook)
Debt/EBITDA (9/30/10): 4.6x
Debt/Capitalization (9/30/10): 42.5%
Credit Ratings/Metrics
(Dollars in Millions)
5.0x Revolver Debt/EBITDA covenant limits true Revolver availability to  ~$200 million at 9/30/10
All three Rating Agencies upgraded NuStar to Stable Outlook from Negative Outlook during 2010

$1.2 billion Credit Facility $138
NuStar Logistics Notes (4.80%) 452
NuStar Logistics Notes (7.65%) 349
NuStar Logistics Notes (6.875%) 104
NuStar Logistics Notes (6.05%) 239
NuStar Pipeline Notes(5.875%) 256
NuStar Pipeline Notes (7.75%) 261
Other Debt 192
Total Debt $1,991
(Dollars in Millions)
No Significant Debt Maturities Until 2012
2010 $0.8
2011 $0.8
2012 $536*
2013 $496
2014 $0
Thereafter $957
*  Primarily includes maturity of $138 million revolver balance and $366 million of senior notes
9/30/10 Debt Structure 9/30/10 Debt Structure Maturities

No significant debt maturities until 2012 at which time the revolver and some senior notes become due
New Credit Revolver terms and pricing seem to be improving as economy improves
Current plan is to hold off closing on a new Revolver until 2012

All Three Segments see EBITDA growth in
2010….Total NuStar EBITDA should be higher in
2011
EBITDA Guidance Summary
Transportation up $5 to $10 million in 2010. Down slightly in 2011.
Storage up $14 to $18 million in 2010.  Internal growth projects should add $30 to
$40 million to 2011 EBITDA.
Asphalt & Fuels Marketing
Asphalt Refining & Marketing operations for 2010 comparable to 2009.  2011 results should be slightly higher than 2010
Fuels Marketing 2010 results should be $25 to $35 million higher than 2009.
2011 results comparable to 2010
2010 NuStar EBITDA projected to be in the $480 to $500 million range.  2011
EBITDA higher, mostly driven by storage internal growth projects.

Large internal growth program continues …
NS distribution increase should be higher in 2011
Capital Spending Summary
Reliability capital spending should be $50 to $55 million in 2010 and 2011.
Strategic capital spending should be $215 to $225 million in 2010 and $320 to
$330 million in 2011.
NS Distribution Growth for 2011 should be higher than 2010
No plans to issue equity or any additional debt in the remainder of 2010 and 2011
Plans could change if NuStar closes on a large acquisition.

Texas City Terminal Overview Texas City Terminal Overview Kyle Oppliger Kyle Oppliger Vice President &General Manager Vice President &General Manager – – Gulf Region Gulf Region 54

Texas City, TX. Terminal then…
July 1, 2005
Tanks 128 tanks
Capacity: 2,003,000 barrels
Employees           55 employees
Utilization Rate    98%
Size Range           1,000 to 112,000 barrels
Products                Chemicals & Petroleum
Modes Served Vessel, Barge, Pipeline, Rail, Truck
- 3 Ship/Barge Docks (2 have
vessel capacity)
- 78 Rail Load/Unload Spots
- 53 Truck Load/Unload spots
Rail/Spur Data      Over 3,000 feet of private and leased
track served by the Texas City
Terminal Railway, Burlington Northern
Santa Fe and Union Pacific

NuStar’s Vision and Strategy
Transform the asset into the premier USGC black oil hub location
Black Oil Hub Strategy
Integrate NuStar marketing, supply and trading into landscape
Fuel Oil Trading Plan
Demonstrate excellence in safety and environmental performance, operations, customer service and community involvement
With a solid strategy and NuStar’s proven record of success, we went to work!
Vision and Strategy for Texas City Terminal

Commitment and Focus on Safety
NuStar Culture – Employees are #1 Asset!
Process Safety Management (PSM)
Best- in-Class safety equipment & tools
Improved Safety Performance
Pre-merger Lost Time Injury Rate = 57
Current Lost Time Injury Rate = 0
3 years without a lost time injury (Oct 6
th
)
Improved Environmental Performance
Reportable spills – Zero in 2009, 2 in 2010
Compliance calendar and audits
Modern tank integrity program – API 653 driven
Equipment upgrades and preventive maintenance programs
Implemented NuStar Culture…Improved
Safety & Environmental Performance
PSM Elements:
1.Employee participation
2.Hazard analysis
3.Training
4.Pre-start safety review
5.Permit to Work
6.Incident investigation
7.Compliance audits
8.Process safety info
9.Operating procedures
10.Contractor control
11.Mechanical integrity
12.Management of change
13.Emergency planning and
response
14.Trade secrets

Improved Customer Service
Established central control room for managing operation of facility
Implemented new movement and inventory tracking software along with platform for controlling terminal’s automated equipment
Systems include integrated on-line interface for customers
Focus on strategic customers
Improved operability, flexibility, and reliability through
strategic projects
Striving for Operational Excellence
Creation of piping infrastructure that
maximizes ability for intra-terminal trading
Increase pumping rates to maximize marine
dock utilization

Investing in our community and employees:
Investing in our Community & Employees
Community
On pace to exceed 4,000 volunteer
hours in 2010!
United Way recognized NuStar
employees with highest per capita
contribution award
Several  terminal employees on
Service Organization boards
Employees
Best in class benefits / security
Health assessments and wellness challenge programs
Focus on employee development associated with terminal transition
Operations, maintenance and business system training
Equip our personnel with quality tools to do the job
Improved communication programs via roundtables, safety
committees

2006 – Fuel Oil System Upgrades
Upgrade existing 120,000 barrel tank and heating systems
Upgrade existing heavy oil rail systems
2007 – Leased additional 26 acres for expansion
2007 – Vacuum Gas Oil Storage
Construct 200,000 barrels of new heated storage
Provide connectivity to local refinery
2008 – Fuel Oil Storage
Construct 630,000 barrels of new heated storage
Provide connectivity to local refinery
Implementing the Strategy

Hurricane Ike Delivers Heavy Blow 09/13/2008
Extensive damage to non-strategic, small chemical storage tanks, utilities infrastructure and buildings
Demolished 36 small chemical storage tanks
Insurance proceeds upgrade facility infrastructure and accelerate
Hub and Trading Strategies
Hurricane Ike Creates Additional Opportunity
Before
After

2008 to 2010 – NuStar Fuel Oil Trading Plan
Upgrade 170,000 barrels of existing storage – In Service
Upgrade 40,000 barrels of existing storage and bunker fuel delivery systems – In Service
200,000 barrels of new heated storage and piping systems – In Service
Construct heated railcar unloading facility for 60 railcars – In Service
Remaining 100,000 barrel tank due in service Dec 2010
Implementing the Strategy

Texas City, Texas Terminal today…..
October 27, 2010
Tanks 74 tanks
Capacity: 2,815,000 barrels
Employees           57 employees
Utilization Rate    98%
Size Range           8,000 to 200,000 barrels
Products                Petroleum & Petrochemicals
Modes Served Vessel, Barge, Pipeline, Rail, Truck
3 Ship/Barge Docks (2 have vessel
capacity)
68 Petroleum (heated) Rail unload spots
11 Chemical Rail Load/ unload spots
2 Centralized Truck Load/ unload spots
Connectivity to BP, Marathon, Valero
Rail/Spur Data      Over 7,000 feet of private and leased
track served by the Texas City
Terminal Railway, Burlington Northern
Santa Fe and Union Pacific

Strong customer interest supports further expansion of
Trading Hub
Expand NuStar’s fuel oil blending and bunkering
operations
Footprint for 1 to 1.4 million barrels of additional
expansion
Texas City Tomorrow

In 5 short years, NuStar has transformed the Texas City terminal into to a premier black oil blending and trading location asset
Upgraded approximately 450,000 barrels of existing tankage
Constructed in excess of 1.1 million barrels of new tankage
Constructed premier Gulf Coast heated railcar off-loading facility
Demonstrating best-in-class operations, excellence in safety and environmental performance, customer service and community
involvement
Texas City’s future is bright as customer interest remains strong with industry recognition of hub strategy
Summary

Closing Remarks Closing Remarks and Q&A and Q&A Curt Anastasio Curt Anastasio CEO & President CEO & President 66

Management Management Team Bios Team Bios 67

Management Bios
Management Bios
Curt Anastasio, CEO & President
President and CEO of NuStar Energy L. P. (NYSE: NS) and NuStar GP Holdings, LLC
(NYSE: NSH)
Anastasio has been President of NuStar Energy L.P. and its predecessors since
December 1999, and he assumed the position of CEO of NuStar GP Holdings, LLC in
2006.
Prior to becoming President of NuStar GP, LLC in 1999, Anastasio held various positions in supply, trading, transportation, marketing, development and legal.  He has 22 years of industry experience.
Curt serves on the Board of the National Association of Publicly Traded
Partnerships.
In addition to participating in various volunteer activities, Curt serves on the Board of Trustees of the United Way of San Antonio and Bexar County, and is the
communitywide United Way Campaign Chairman for 2011.  He also serves as a board member of the San Antonio Medical Foundation, Southwest Research
Institute,  the Southwest Foundation for Biomedical Research, the Greater San
Antonio Chamber of Commerce, the Alamo Area Council of the Boy Scouts of
America, and the Economic Development Foundation – all in San Antonio. In
addition, Anastasio belongs to various professional organizations and has lectured and written on legal and business topics.
Curt received a Juris Doctorate degree from Harvard Law School in 1981 and a
Bachelor of Arts degree, Magna cum Laude, from Cornell University in 1978. After graduation, he practiced law in New York City.

Management Bios
Management Bios
Steve Blank, Senior VP - CFO & Treasurer
Chief Financial Officer, Senior Vice President and Treasurer of NuStar
Energy L.P.  In this position, he is responsible for corporate finance, external reporting, accounting, budgeting and forecasting, investor relations, risk management, tax, treasury and credit.
Before that, Steve held a variety of positions with Ultramar Diamond
Shamrock and Valero Energy in New York, London and San Antonio,
including Director, Planning and Development (1980-83); Assistant
Treasurer – Corporate Finance (1983-90); Vice President of Investor
Relations (1991-95); Vice President – Information Technology (1996); and
Vice President – Finance and Treasurer (1996-01).
Before joining Ultramar Diamond Shamrock in 1980, Steve worked for two years with National Westminster Bank in New York.
Steve received a BA in History from the State of University of New York in
1976.  He went on to obtain a Master’s in International Affairs, with a specialization in Business, from Columbia University in 1978.

Management Bios
Management Bios
Rick Bluntzer, Senior VP - Operations
Rick Bluntzer, Senior Vice President of Operations oversees NuStar Energy
L.P.’s extensive pipeline, terminal, international and asphalt refining operations. Additionally he oversees NuStar’s engineering, information systems (operations) and procurement organizations.
Rick began his career with Valero Refining Company in 1976, serving in various operating and management systems until 1979, when he became a part of Valero’s refinery acquisition team.
Rick joined the Valero L.P. organization after the Valero/UDS merger and held various senior operating and management positions, contributing to the success and transition of today’s NuStar organization.

Management Bios
Management Bios
Brad Barron, Senior VP - General Counsel

Brad Barron serves as Senior Vice President and General Counsel of NuStar
Energy L.P. and NuStar GP Holdings, LLC, both of which are headquartered in San Antonio, TX.  As such, he provides legal counsel on all major transactions, assures compliance with securities laws, provides legal counsel to the boards of directors and principal officers, manages real estate and right-of-way issues, and oversees health, safety and environmental compliance.
Prior to joining the company, Mr. Barron was with Valero Energy
Corporation.  Mr. Barron began his legal career with Vinson & Elkins LLP and continued in private practice until he joined Valero in 2001.
A committed volunteer, Mr. Barron is also active in the San Antonio community.  He serves on the boards of directors of the  Witte Museum,
Alamo Bowl and Family Service Association, and he previously volunteered as a board member of the Boys and Girls Club of San Antonio. He also serves on the Texas Tech Foundation Board.
Mr. Barron holds a B.B.A. from Texas Tech University and a J.D. from the
University of Texas School of Law.  In addition, Mr. Barron holds a M.L.A.
from St. John’s College.

Management Bios
Management Bios
Paul Brattlof, Senior VP - Supply and Trading

Paul Brattlof leads NuStar Energy L.P.’s Marketing, Supply and
Trading organization, which includes products trading, crude supply &
trading, heavy fuels trading  bunker marketing and asphalt marketing.
Under Mr. Brattlof’s leadership, this organization capitalizes on opportunities to optimize the use and profitability of the company’s worldwide portfolio of assets, manages risk as NuStar diversifies its business, and enhances the company’s competitive position when pursuing acquisitions.
Mr. Brattlof has more than two decades of experience in cash markets, futures markets and derivatives trading.  Previously, he served as Vice President of Trading for Valero Energy Corporation,
where he worked for 10 years.  Prior to that, he spent 11 years with
Kerr-McGee Refining and two years with Mieco, a Long Beach-based trading company.  A graduate of Rice University, Mr. Brattlof holds a
Bachelor of Arts degree in Managerial Studies.

Management Bios
Management Bios
Mike Hoeltzel, Senior VP - Corporate Development
Senior Vice President of Corporate Development for NuStar Energy L.P.
Joined NuStar in February 2007 with 30 years refinery experience.
Valero Energy's Corporate Development Department from 2000 to
2007. Primary responsibility was valuation of refinery acquisitions during this period of growth from 6 to 19 refineries. Also supported growth of
Valero L.P. during 2002-2006 when M&A opportunities for both companies were developed in a common department.
Worked in CITGO's Corpus Christi refinery from 1991-2000 in various Project
Management, Planning & Economics, and Strategic Planning positions.
Worked in Kerr-McKee's Corpus Christi refinery from 1977-1991 in Project
Management and Planning & Economics positions.
Worked for Exxon in Oil Production from 1971-1973 and Dupont from 1973-
1977, project engineering assignments with both companies.
Graduated from Oklahoma State University in 1971 with BS and MS degrees in Mechanical Engineering. Also received MBA from Corpus Christi
State University (now Texas A&M Corpus Christi) in 1983

Management Bios
Management Bios
Danny Oliver, Senior VP - Marketing and Business Development

Danny Oliver, Senior Vice President of Marketing & Business Development
for NuStar Energy L.P., oversees the company’s commercial activities for its pipelines and terminals business. Previously, he served as Vice President of
Product Supply & Trading for NuStar where he was instrumental in building the company’s successful trading operations from the ground up.  He brings nearly 20 years of industry experience – the majority of which was spent trading energy commodities.
Prior to joining NuStar in 2007, Mr. Oliver spent 10 years at Valero Energy holding management positions in Product Supply & Trading where he helped to build a world-class refined product trading organization and played a key role in the company’s aggressive acquisition of refinery and logistics assets.
He previously worked at Enron Corp. in the International Trading division where he was responsible for the company’s worldwide MTBE and Methanol trading activities, and also held several positions at Kerr-McGee Refining &
Marketing in products scheduling and accounting, with an emphasis in reporting and analyzing trading activities.
Mr. Oliver graduated from Texas State University with a B.B.A. in Accounting.
Committed to the community in which he works and lives, Mr. Oliver currently serves on the boards of directors of San Antonio Sports and the
Harmony Ridge Association.  He is also actively involved with his church and the United Way of Bexar County.

Management Bios
Management Bios
Kyle Oppliger, VP GM - Operations

Kyle Oppliger serves as the Vice President and General Manager of the
NuStar Gulf Coast region.  As such, he manages all aspects of the region’s operations, maintenance, capital projects, safety and environmental compliance, quality assurance and security initiatives for NuStar terminal assets in Texas, Louisiana, Alabama, Georgia and Florida.  He brings over 15 years of experience in refining and terminal operations.
Prior to joining NuStar in 2006, Mr. Oppliger spent 10 years at Valero Energy holding leadership roles in operations, planning and economics and laboratory departments.  He has played a key role in the aggressive integration and
development of acquired assets in NuStar’s Gulf Coast region.   He previously
worked for Phibro and Basis refining companies, and prior to working in the refining industry, Mr. Oppliger worked as a chemist in research and development.
As a committed volunteer, Mr. Oppliger has been active in communities in which NuStar does business, including United Way organizations throughout the Gulf region.  Additionally he has been active in youth mentoring programs,
Big Brothers & Big Sisters and Boy Scouts of America.
Mr. Oppliger received his undergraduate degree in Chemistry from Sam
Houston State University and his Master’s degree in Business from University of Houston.

Appendix Appendix 76

Reconciliation of Non-GAAP Financial
Reconciliation of Non-GAAP Financial
Information:  EBITDA
Information:  EBITDA
(Unaudited, Dollars in Thousands)
The following is a reconciliation of net income to EBITDA:
2002 2003 2004 2005 2006 2007 2008 2009
Net income 55,143 $    69,593 $    78,418 $    107,675 $  149,906 $  150,298 $  254,018 $  224,875 $
Plus interest expense, net 4,880          15,860       20,950       41,388       66,266       76,516       90,818       79,384
Plus income tax expense 395             -              -              4,713          5,861          11,448       11,006       10,531
Plus depreciation and amortization expense 16,440       26,267       33,149       64,895       100,266     114,293     135,709     145,743
EBITDA 76,858       111,720     132,517     218,671     322,299     352,555     491,551     460,533
Note:  2005 and 2006 EBITDA are from continuing operations.
Projected net income range
   Plus projected interest expense range
   Plus projected income tax expense range
   Plus projected depreciation and
     amortization expense range
Projected EBITDA range
Less year ended December 31, 2009
     EBITDA (a)
Projected incremental EBITDA range
    (a)  As filed in NuStar Energy L.P.'s Current Report on Form 8-K filed January 29, 2010.
Year Ended
December 31, 2010
Year Ended December 31,
NuStar Energy L.P. utilizes EBITDA, which is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. EBITDA is not intended to represent cash flows for the period or as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.
The following is a reconciliation of the projected net income to projected EBITDA and projected incremental EBITDA for the year ended December 31, 2010:
  $      19,467  -  39,467
     77,000  -  78,000
$ 236,000  -  253,000
       14,000  -  15,000
     153,000  -  154,000
$ 480,000  -  500,000
(460,533)

Reconciliation of Non-GAAP Financial
Reconciliation of Non-GAAP Financial
Information:  EBITDA (continued)
Information:  EBITDA (continued)

(Unaudited, Dollars in Thousands)
Total Internal
Growth Program
Projected annual operating income range $    30,000  -  33,000
Plus projected annual depreciation and
        amortization expense range      5,000  -  7,000
Projected annual adjusted EBITDA range $    35,000  -  40,000
The following is a reconciliation of projected annual operating income to projected annual adjusted EBITDA related to our internal growth program:
EBITDA in the following reconciliation relates to our reportable segments or a portion of a reportable segment. We do not allocate general and administrative expenses to our reportable segments because those expenses relate primarily to the overall management at the entity level. Therefore,
EBITDA reflected in the following reconciliation excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.

Reconciliation of Non-GAAP Financial
Reconciliation of Non-GAAP Financial
Information:  Storage Segment
Information:  Storage Segment

(Unaudited, Dollars in Thousands)
The following is a reconciliation of operating income to EBITDA for the Storage Segment:
2006 2007 2008 2009
Operating income 108,486 $           114,635 $                 141,079 $           171,245 $
Plus depreciation and amortization expense 53,121                 62,317                        66,706                 70,888
EBITDA 161,607 $           176,952 $                 207,785 $           242,133 $
Projected incremental operating income range $   8,000 - 11,000
Plus projected incremental depreciation and
amortization expense range       6,000 -  7,000
Projected incremental adjusted EBITDA range $ 14,000 - 18,000
Projected incremental operating income range $ 26,000  -  33,000
Plus projected incremental depreciation and
        amortization expense range      4,000  -  7,000
Projected incremental adjusted EBITDA range $ 30,000  -  40,000
The following is a reconciliation of projected incremental operating income to projected incremental adjusted EBITDA related to our internal growth program for the year ended December 31, 2011 comparred to the year ended December 31, 2010:
Storage
Segment
EBITDA in the following reconciliations relate to our reportable segments or a portion of a reportable segment. We do not allocate general and administrative expenses to our reportable segments because those expenses relate primarily to the overall management at the entity level. Therefore,
EBITDA reflected in the following reconciliations excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.
Year Ended December 31,
The following is a reconciliation of projected incremental operating income to projected incremental adjusted EBITDA for the year ended December 31, 2010:
Storage
Segment

Reconciliation of Non-GAAP Financial
Reconciliation of Non-GAAP Financial
Information:  Transportation Segment
Information:  Transportation Segment

(Unaudited, Dollars in Thousands)
The following is a reconciliation of operating income to EBITDA for the Transportation Segment:
2006 2007 2008 2009
Operating income 122,714 $           126,508 $                 135,086 $           139,869 $
Plus depreciation and amortization expense 47,145                 49,946                        50,749                 50,528
EBITDA 169,859 $           176,454 $                 185,835 $           190,397 $
Projected incremental operating income range $   5,000 - 9,000
Plus projected incremental depreciation and
amortization expense range         0 -  1,000
Projected incremental adjusted EBITDA range $ 5,000 - 10,000
Projected incremental operating income range $    1,000  -  4,000
Plus projected incremental depreciation and
        amortization expense range      0  -  1,000
Projected incremental adjusted EBITDA range $    1,000  -  5,000
The following is a reconciliation of projected incremental operating income to projected incremental adjusted EBITDA related to our internal growth program for the year ended December 31, 2011 comparred to the year ended December 31, 2010:
Transportation
Segment
EBITDA in the following reconciliations relate to our reportable segments or a portion of a reportable segment. We do not allocate general and administrative expenses to our reportable segments because those expenses relate primarily to the overall management at the entity level. Therefore,
EBITDA reflected in the following reconciliations excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.
Transportation
Segment
Year Ended December 31,
The following is a reconciliation of projected incremental operating income to projected incremental adjusted EBITDA for the year ended December 31, 2010:

Reconciliation of Non-GAAP Financial
Reconciliation of Non-GAAP Financial
Information:  Internal Growth Program
Information:  Internal Growth Program

(Unaudited, Dollars in Thousands)
St. James, LA
Terminal
Expansion Phase 1
St. James, LA
Terminal
Expansion
Phases 1 & 2
St. Eustatius
Distillate Project
Jacksonville
Storage Expansion
Projected annual operating income range $    11,000  -  20,000 $    26,000  -  34,000 $    4,000  -  8,000 $      4,500  -  9,000
Plus projected annual depreciation and
        amortization expense range      4,000  -  5,000      9,000  -  11,000      1,000  -  2,000      500  -  1,000
Projected annual adjusted EBITDA range $    15,000  -  25,000 $    35,000  -  45,000 $    5,000  -  10,000 $    5,000  -  10,000
Denver Terminal
Expansion
Linden Fuel Oil
Conversion
Selby Truck Rack
Expansion
South Texas Valley
System Ethanol
Projected annual operating income range   $       500  -  4,000   $       900  -  2,500 $    2,900  -  4,500 $    1,900  -  3,500
Plus projected annual depreciation and
        amortization expense range      500  -  1,000      100  -  500      100  -  500      100  -  500
Projected annual adjusted EBITDA range $    1,000  -  5,000 $    1,000  -  3,000 $    3,000  -  5,000 $    2,000  -  4,000
Clawson to McKee
Pipeline Expansion
Projected annual operating income range      $       400  -  800
Plus projected annual depreciation and
        amortization expense range      100  -  200
Projected annual adjusted EBITDA range $    500  -  1,000
The following is a reconciliation of projected annual operating income to projected annual adjusted EBITDA for a project in our transportation segment related to our internal growth program:
EBITDA in the following reconciliations relate to our reportable segments or a portion of a reportable segment. We do not allocate general and administrative expenses to our reportable segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.
The following is a reconciliation of projected annual operating income to projected annual adjusted EBITDA for certain projects in our storage segment related to our internal growth program:

Reconciliation of Non-GAAP Financial
Reconciliation of Non-GAAP Financial
Information:  Asphalt & Fuels Marketing Segment
Information:  Asphalt & Fuels Marketing Segment

(Unaudited, Dollars in Thousands)
The following are reconciliations of operating income to EBITDA for the Asphalt and Fuels Marketing Segment:
Fuels Marketing
Operations Asphalt Operations
Asphalt and
Fuels Marketing
Segment
Operating income 9,919 $                      50,710 $                    60,629 $
Plus depreciation and amortization expense -                                19,463                       19,463
EBITDA 9,919 $                      70,173 $                    80,092 $
Fuels Marketing
Operations Asphalt Operations
Asphalt and
Fuels Marketing
Segment
Operating income 36,239 $                     76,267 $                    112,506 $
Plus depreciation and amortization expense 552                            14,182                       14,734
EBITDA 36,791 $                     90,449 $                    127,240 $
Year Ended
December 31, 2007
Year Ended
December 31, 2006
Operating income 21,111 $                     26,915 $
Plus depreciation and amortization expense 423                            -
EBITDA 21,534 $                     26,915 $
Fuels Marketing
Operations Asphalt Operations
Asphalt and
Fuels Marketing
Segment
Projected incremental operating income range $    25,000  -  35,000 - $                             $ 25,000  -  35,000
Plus projected incremental depreciation and
        amortization expense range -                                -                               -
Projected incremental adjusted EBITDA range $    25,000  -  35,000 - $                             $ 25,000  -  35,000
Year Ended December 31, 2010 Compared
to the Year Ended December 31, 2009
Year Ended December 31, 2009
Year Ended December 31, 2008
EBITDA in the following reconciliations relate to our reportable segments or a portion of a reportable segment. We do not allocate general and administrative expenses to our reportable segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP.
The following is a reconciliation of projected incremental operating income to projected incremental adjusted EBITDA for the asphalt and fuels marketing segment:
The following are reconciliations of operating income to EBITDA for the Asphalt and Fuels Marketing Segment. As we had no asphalt operations prior to 2008, the following amounts relate solely to our Fuels Marketing Operations: